Exhibit 99.1

Taysha Gene Therapies Announces Executive Leadership Changes

Chair of the Board of Directors, Sean P. Nolan, appointed Chief Executive Officer

Board Director, Sukumar Nagendran, M.D., appointed President and Head of R&D

Dallas – December 16, 2022 - Taysha Gene Therapies, Inc. (Nasdaq: TSHA), a patient-centric, pivotal-stage gene therapy company focused on developing and commercializing AAV-based gene therapies for the treatment of monogenic diseases of the central nervous system (CNS) in both rare and large patient populations, today announced executive leadership changes effective immediately. Taysha’s Chair of the Board of Directors, Sean P. Nolan, a highly experienced biopharmaceutical industry senior leader, has been appointed Chief Executive Officer, succeeding RA Session II, who has resigned from his operating role, but will continue to serve on the Company’s Board of Directors. In addition, Sukumar (Suku) Nagendran, M.D., a Director on Taysha’s Board of Directors, and an accomplished physician, drug developer, and biotech executive, has been appointed President and Head of R&D.

“I am excited to join the Company at such a dynamic time in our journey and energized to work with the team to expedite progress on our two lead clinical programs in Giant Axonal Neuropathy (GAN) and Rett syndrome, as well as further strengthen our strategic partnership with Astellas,” said Mr. Nolan. “2023 is a crucial year for Taysha and it is imperative that we precisely execute as an organization on delivering key clinical and regulatory milestones as we endeavor to bring transformative therapies to patients and families suffering from devastating diseases.”

Mr. Nolan continued, “On behalf of the entire Board, we thank RA for his many contributions since founding Taysha in 2019 and successfully guiding the Company through its seed and crossover funding, the initial public offering, advancing multiple programs into the clinic and bringing in the strategic investment from Astellas. He has been a valued partner that was foundational to furthering Taysha’s mission, and we wish him the best in his future endeavors.”

“Taysha has an industry leading pipeline, and I am thrilled to join the management team as we strive to have an enhanced impact on the development of potentially life changing treatments for monogenic diseases of the central nervous system,” said Dr. Nagendran. “I am excited about Taysha’s product candidates, its people, and the many opportunities ahead to help patients. I look forward to working more closely with Dr. Suyash Prasad, and the entire Taysha clinical team to further the advancement of our lead programs in GAN and Rett syndrome.”

Taysha anticipates hosting an investor call in mid-January once final minutes from the FDA Type B meeting on GAN are available to discuss feedback and next steps.

Mr. Nolan is an accomplished senior executive with over 30 years of biopharmaceutical experience. He previously served as Chief Executive Officer of the gene therapy company, AveXis Inc., until its acquisition by Novartis. While at AveXis, Mr. Nolan led the company through an initial public offering and transitioned it into a fully integrated global organization with research, clinical, regulatory, manufacturing and commercial capabilities. He also previously served as Chief Business Officer of InterMune, Chief Commercial Officer of Reata Pharmaceuticals and Ovation Pharmaceuticals, and

President of Lundbeck’s U.S. affiliate. Mr. Nolan currently serves as Executive Chairman of Jaguar Gene Therapy, and is a Board member of Encoded Therapeutics, Itsari Oncology, Taysha Gene Therapies, and Ventas. He holds a B.A. in Biology from John Carroll University.

Dr. Nagendran has more than 30 years of experience in key functional areas, including gene therapy development, clinical development strategy, medical affairs, and diagnostics. He previously served as Chief Medical Officer and President of R&D at Jaguar Gene Therapy. Prior to that, Dr. Nagendran was the Chief Medical Officer and Senior Vice President of AveXis Inc., a clinical-stage gene therapy company, from September 2015 to July 2018, prior to the company’s acquisition by Novartis. At Quest Diagnostics, a provider of diagnostic information services, he served as Vice President of Medical Affairs from March 2013 to September 2015. Dr. Nagendran has also held key leadership positions at Pfizer, Novartis, Daiichi Sankyo, and Reata Pharmaceuticals. Prior to moving to the biotech industry, he practiced internal medicine, with a focus on diabetes and cardiovascular disease. Dr. Nagendran is a Mayo Alumni Laureate and founding member of the Robert Wood Johnson Legacy Society. He is also the sponsor for the Jerry Mendell award for Translational Science at the American Society of Gene and Cell Therapy which recognizes the extensive work required to bring gene and cell therapies to clinical trial, and the Fonseca-Nagendran Scholar award at the American Diabetes Association to enhance research in minority populations. Dr. Nagendran currently serves on the Board of Directors of SalioGen Therapeutics, Solid Biosciences, Cove, Medocity, Project Healthy Minds, and Taysha Gene Therapies. He holds an undergraduate degree in Biochemistry from Rutgers University and earned his M.D. from Rutgers Medical School, and trained in Internal Medicine at Mayo Clinic, Rochester.

About Taysha Gene Therapies

Taysha Gene Therapies (Nasdaq: TSHA) is on a mission to eradicate monogenic CNS disease. With a singular focus on developing curative medicines, we aim to rapidly translate our treatments from bench to bedside. We have combined our team’s proven experience in gene therapy drug development and commercialization with the world-class UT Southwestern Gene Therapy Program to build an extensive, AAV gene therapy pipeline focused on both rare and large-market indications. Together, we leverage our fully integrated platform—an engine for potential new cures—with a goal of dramatically improving patients’ lives. More information is available at www.tayshagtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the potential of our product candidates, including our preclinical product candidates, to positively impact quality of life and alter the course of disease in the patients we seek to treat, our research, development and regulatory plans for our product candidates, the potential for these product candidates to receive regulatory approval from the FDA or equivalent foreign regulatory agencies, and whether, if approved, these product candidates will be successfully distributed and marketed, the potential market opportunity for these product candidates, our corporate growth plans, the forecast of our cash runway and the implementation and potential impacts of our strategic pipeline prioritization initiatives. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings, including in our Annual Report on Form 10-K for the full-year ended December 31, 2021, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Company Contact:

Kimberly Lee, D.O.

Chief Corporate Affairs Officer

Taysha Gene Therapies

klee@tayshagtx.com

Media Contact:

Carolyn Hawley

Evoke Canale

carolyn.hawley@evokegroup.com